UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2007

PINNACLE ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13641	95-3667491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway Las Vegas, Nevada		89109
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (702) 784-7777

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

On January 11, 2007, Pinnacle Entertainment, Inc. (“the Company”) entered into an underwriting agreement with Bear, Stearns & Co., Inc. and Lehman Brothers Inc., as the representatives of the several underwriters named therein, for the sale by the Company to the public of 10.0 million shares of its common stock, par value $0.10 per share, at $32.00 per share. According to the terms of the underwriting agreement, the underwriters will receive an underwriting discount equal to $1.25 per share. The offering is scheduled to close on January 18, 2007, subject to customary closing conditions. The Company has granted the underwriters an option exercisable for thirty days after the date of the underwriting agreement to purchase 1.5 million additional shares of its common stock at the same public offering price minus the underwriting discount referenced above. The underwriting agreement is filed as Exhibit 1.1 hereto and is incorporated herein by this reference. The Company’s press release, dated January 12, 2007, relating to the offering is filed herewith as Exhibit 99.1 and is incorporated herein by this reference.

Certain of the underwriters have, from time to time, engaged in transactions with or performed investment banking (including underwriting), general financing and advisory services for the Company in the ordinary course of their business. Several of the underwriters in the offering of common stock referenced above, including Bear, Stearns & Co. Inc., Lehman Brothers Inc. and Deutsche Bank Securities Inc., have acted as underwriters or placement agents in certain of the Company’s prior public and private offerings. Bear, Stearns & Co. Inc. and Lehman Brothers Inc. are also lenders, joint advisors, joint lead arrangers, and joint book runners under the Company’s Second Amended and Restated Credit Agreement dated as of December 14, 2005, as amended (the “Credit Facility”). Bear Stearns Corporate Lending Inc., an affiliate of Bear, Stearns & Co. Inc., is a syndication agent and lender under the Credit Facility. Lehman Commercial Paper Inc., an affiliate of Lehman Brothers Inc., is the administrative agent and a lender under the Credit Facility. Deutsche Bank Securities, Inc. is one of the joint documentation agents and one of its affiliates is a lender under the Credit Facility. Either directly or through their affiliates, several other underwriters, including Merrill Lynch, Pierce, Fenner & Smith Incorporated, JP Morgan Securities Inc., Bank of America Securities LLC, Wachovia Capital Markets, LLC, Société Générale Securities Corporation, Wells Fargo Securities, LLC and Commerzbank Capital Markets Corporation, are also lenders under the Credit Facility. The underwriters and/or their affiliates receive customary fees and expenses for such services.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
Exhibit 1.1	Underwriting Agreement dated as of January 11, 2007 by and between Pinnacle Entertainment, Inc. and Bear, Stearns & Co., Inc. & Lehman Brothers Inc., as representatives of the several underwriters named therein.

Exhibit 5.1	Opinion of Irell & Manella LLP.

Exhibit 23.1	Consent of Irell & Manella LLP (included in Exhibit 5.1).

Exhibit 99.1	Press release dated January 12, 2007, issued by Pinnacle Entertainment, Inc.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.
(Registrant)

Date: January 12, 2007	By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 1.1	Underwriting Agreement dated as of January 11, 2007 by and between Pinnacle Entertainment, Inc. and Bear, Stearns & Co., Inc. & Lehman Brothers Inc., as representatives of the several underwriters named therein.

Exhibit 5.1	Opinion of Irell & Manella LLP.

Exhibit 23.1	Consent of Irell & Manella LLP (included in Exhibit 5.1).

Exhibit 99.1	Press release dated January 12, 2007, issued by Pinnacle Entertainment, Inc.